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                                                                  Exhibit 10.18


THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made on the 13th day of September 2000 between

1. K/S HIMPP, a limited partnership under Danish law resident at Ny Vestergaardsvej 25, 3500 Vaerlose, Denmark (the "Partnership"); and

2. SONIC INNOVATIONS, INC., 5330 South 900 East, Suite 240, Salt Lake City, Utah 84117-7261, USA (the "Limited Partner")

for the subscription for shares in the Partnership.

1.   DEFINITIONS

1.1. In this Agreement the following words and expressions shall have the following meanings unless where the context explicitly requires otherwise:

     "Shares" means 10 A shares in the Partnership of a face value of US$180,000.00 each or in the aggregate US$1,800,000.00 of the Partnership's total authorised and issued capital of US$16,350,000 after the increase of the capital;

     "General Partner"      means the general partner of the Partnership; and

     "Articles"             means the Articles of Association of the Partnership
                            as adopted by the Partnership in its general meeting on October 14, 1999.

2.   SUBSCRIPTION FOR SHARES

     The Limited Partner hereby subscribes for the Shares and the Partnership hereby accepts to be bound by the Limited Partner's subscription for the Shares.

3.   PAYMENT FOR THE SHARES

3.1 The total consideration of USD 1,800,000 for the subscription of the Shares in K/S HIMPP shall be paid to the Partnership no later than 8 days after the date of this Agreement.

4.   THE LIMITED PARTNER'S RIGHTS AND OBLIGATIONS

4.1. The Limited Partner hereby accepts and assumes all rights and obligations connected with the subscription for and holding of the Shares pursuant to the Articles or Danish law in general.

4.2. By his execution of this Agreement the Limited Partner covenants to have full knowledge of and to accept the terms and conditions of the Articles.

4.3. The Limited Partner hereby in particular covenants to have full knowledge of and to accept the following provisions of the Articles:

     (i) The Partnership's general partner is HIMPP A/S whose liability is joint, direct and unlimited for all the Partnership's indebtedness and liabilities. The General Partner's issued and outstanding share capital is Danish Kroner, 1,800,000 after a capital increase in the amount of DKK 200,000 subscribed to by the Limited Partner. Each Limited Partner's liability for the Partnership's indebtedness and liabilities is personal, direct and pro rata and limited to the unpaid part (if any) of that Limited Partner's share in the Partnership's authorised and issued capital together with such
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            further contributions in cash as the Partnership acting in general meeting may resolve under Article 4.1., or as may be required to be contributed under Article 4.1.;

     (ii) No Limited Partner shall have any rights of recourse against the General Partner for that Limited Partner's proportion of the Partnership's aggregate liabilities and indebtedness (Article 6.2.);

     (iii) Upon the complete performance of each limited partner's obligations under his subscription agreement with the Partnership such limited partner is entitled to receive a certificate evidencing his shares (Article 7.1.);

     (iv) The Shares and the certificates are non-negotiable instruments and shall be issued in the name of the owner (Article 7.2.);

     (v) Each Share may be held by only one natural or legal person. No Share can be divided into sub-shares (Article 8.1.);

     (vi) The shares may only be transferred to a transferee who is itself in control of or controlled by the transferor limited partner (Article 8.2.).

     (vii) If any Limited Partner shall become insolvent or be in breach of his duties and obligations towards the Partnership under the subscription agreement, the Articles or otherwise, the Partnership shall be entitled to request any loss realised thereby reimbursed by the relevant limited partner, and further to terminate without notice any patent license agreement entered into between the Partnership and the Limited Partner (Article 10); and

     (viii) The General Partner shall be charged with the administration of the Partnership and is entitled to remuneration for such work to the extent that such remuneration is reasonable when compared to the work and costs involved in the General Partner's performance of his duties. The General Partner may delegate administrative functions and tasks to third parties (Article 11.1.).

5.   LAW AND JURISDICTION

5.1. This Agreement shall be governed by and construed in accordance with Danish law.

5.2. Any dispute arising out of this Agreement or its interpretation shall be subject to the exclusive jurisdiction of the Maritime and Commercial Court in Copenhagen. This Clause shall not affect the construction of Article 17 of the Articles, pursuant to which disputes concerning the interpretation of the Articles shall be settled finally by arbitration.

AS WITNESS the signatures of the parties hereto on the date first written above.


                                                           For the Partnership:
                                                            /s/Soren Westermann
                                             ----------------------------------

                                                           For and on behalf of
                                                                      K/S HIMPP

                                                       For the Limited Partner:

                                             ----------------------------------

                                                                /s/Jorgen Heide
                                             ----------------------------------
                                                           For and on behalf of
                                                        SONIC INNOVATIONS, INC.